EXHIBIT 32.1: CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.+


      In connection with the accompanying Annual Report on Form 10-KSB of Life Medical Sciences, Inc. for the fiscal year ended December 31, 2003, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbane-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Life Medical Sciences, Inc.

February 20, 2004                 /s/ Robert P. Hickey
                                  -----------------------------------------
                                  Name:  Robert P. Hickey
                                  Title: Chief Executive Officer and Chief
                                         Financial Officer


      + A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Life Medical Sciences, Inc. and will be retained by Life Medical Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.